LIST OF SUBSIDIARIES OF II-VI INCORPORATED





                                             Jurisdiction of
              Subsidiary                      Incorporation
              ----------                     ---------------

      II-VI Delaware, Incorporated              Delaware

      II-VI Singapore Pte., Ltd.                Singapore

      II-VI International Pte., Ltd.            Singapore

      II-VI Worldwide, Incorporated             Barbados

      II-VI Japan Incorporated                  Japan

      VLOC Incorporated                         Pennsylvania

      II-VI U.K. Limited                        United Kingdom

      II-VI Optics (Suzhou) Co. Ltd.            China

      Laser Power Corporation                   Delaware